                                                                   EXHIBIT 10.12

                           ELEVENTH AMENDMENT TO LEASE

         THIS AGREEMENT made this 20th day of April, 2000 by and between KGE Associates, L.P., a partnership hereinafter referred to as "Landlord" and Telemate.Net Software, Inc., a Georgia Corporation hereinafter referred to as "Tenant".

         WHEREAS, the parties hereto made and entered into a lease agreement dated January 28, 1992 and amended on June 11, 1993, June 22, 1994, March 30, 1995, June 14, 1996, July 26, 1996, August 2, 1996, July 16, 1998, November, 9,
1999, November 10, 1999 and November 15, 1999 for certain premises (hereinafter referred to as the "Premises") situated at Perimeter Crest Office Park, 4250 Perimeter Park Drive, Suite 200, Atlanta, Georgia 30341.

         NOW, THEREFORE, in consideration of the mutual promises given one to the other, the parties hereto intending to be legally bound, do hereby covenant and agree as follows:

         PREMISES.

         The Premises currently being leased by Tenant under the Lease is 52,848 square feet. With this expansion the space being leased by Tenant will be 56,173.

         1)       EXPANSION SPACE

         a. The Premises shall be expanded to include an additional 3,325 square feet, as shown in yellow on Exhibit "B" attached and made a part hereto ("Expansion Premises") located at 4250 Perimeter Park South, Suites 102 and 109, Atlanta, Georgia 30341. Commencement Date" means the later of (1) Landlord's delivery of possession of the Expansion Premises to Tenant, or (ii) July 1, 2000. If by the Commencement Date Landlord has not substantially completed the improvements to the Expansion Premises required to be made hereof or if Landlord, for any reason whatsoever cannot deliver possession of the Expansion Premises to Tenant by the Commencement Date, then the Commencement Date shall be postponed (and rent herein provided, pro-rata to the Expansion Premises, shall not commence) until the earlier of either (I) the date of actual occupancy of the Expansion Premises by Tenant or (ii) the date immediately following the day Landlord has achieved substantial completion of such improvements.

         b. If, and to the extent, Landlord's substantial completion of the improvements to Expansion Premises pursuant to Exhibit "A" attached hereto is delayed due to any act or omission of Tenant or anyone acting under or for Tenant (any such delay being hereinafter referred to as "Tenant's Delay"), then the Commencement Date shall be the date specified above, subject to adjustment as provided therein, but without extension as result of Tenant's Delay; provided that from the Commencement Date, as so determined, until the earlier of (I) the date of actual occupancy of the Expansion Premises by Tenant or (ii) the date immediately following the date Landlord should have achieved substantial completion of such improvements but for Tenant's Delay, Tenant's obligations under this Lease shall be to the payment of any and all Rent due hereunder.

         c. Within five (5) days of written request by Landlord, Tenant agrees to execute and deliver to Landlord a Letter Agreement As To Term and Premises pursuant to Exhibit "B" attached and made a part hereof, setting forth the exact Commencement

         Date of the Expansion and stating that all tenant improvements to be constructed by Landlord have been substantially completed, subject to any outstanding punch-list items.

         2)       ALTERATIONS AND IMPROVEMENTS

         a. Landlord will make available a Tenant Improvements Allowance ("Landlord's Tenant Improvement Allowance") of $14.00 per square foot of Expansion Space. Included as part of the Tenant Improvement Allowance shall be a construction management fee in the amount of five percent (5%) of the actual improvement cost, and all costs associated with architectural & mechanical drawings. The design and construction of the Tenant Improvements shall be in accordance with working drawings to be approved by Landlord and Tenant prior to commencement of construction. The Premises will be prepared in accordance with Exhibit "A" attached hereto and by this reference made a part hereof ("Landlord's Construction"). Landlord shall have such work performed promptly, diligently and in a good and workmanlike manner. The aforementioned Tenant Improvement Allowance shall be utilized by the earlier of 1) June 30, 2001 or 2) 90 days from the day Building 4250, Suite 119, which is presently occupied by Heritage Property Management becomes vacant. Should Tenant fail to utilize the Tenant Improvement Allowance by June 30, 2001 then this obligation of the Landlord shall be null and void and of no further force or effect. Landlord agrees and acknowledges to allow Tenant to utilize any excess Tenant Improvement Allowance within the existing premises or within other premises occupied by Tenant for improvements to the Premises. Tenant acknowledges and agrees that any such work to be performed pursuant to the herein defined excess Tenant Improvement Allowance, shall be subject to Landlord's reasonable approval and in the event Tenant does not utilize the excess Tenant Improvement Allowance prior to December 31, 2001; this obligation of the Landlord shall be null and void and of no further force or effect.

         b. Upon substantial completion of Landlord's Construction, Tenant shall inspect the Premises and identify "punch-list" items for Tenant's final acceptance. "Substantial Completion" means the Premise is reasonably satisfactory for acceptance and in accordance with the work depicted on Exhibit "A".

         c. Tenant may request substitutions, additional or extra work and/or materials over and above that required as depicted and described on Exhibit "A" hereof and/or under Tenant's approved Plans to be performed by Landlord, provided that the Extra Work, at Landlord's option, (I) shall not require the uses of contractors or types of contractors other than those normally engaged by Landlord in the Building; (ii) shall not delay completion of Landlord's Construction or the Commencement Date; (iii) shall be practicable and consistent with existing physical conditions in the Building and with plans for the Building which have been filed with the applicable governmental authorities having jurisdiction thereover; (iv) shall not impair Landlord's ability to perform any of Landlord's obligations hereunder or under this Lease or any other Agreement with respect to space in the Building; (v) shall not affect any portion of the Building other than the Premises; and (vi) any such work requested by Tenant and approved by Landlord, shall not cause Landlord's Construction to exceed the Tenant Improvement Allowance provided for herein. All Extra Work shall require the installation of new materials and shall be otherwise subject to Landlord's reasonable approval.

         3)       TERM

         This Eighth Lease Amendment shall commence on the Commencement Date as defined herein and terminate September 30, 2003.

         4)       BASE RENTAL

         Tenant agrees to pay base rental for the Premises in accordance with the base rental schedules, and during the term, as defined in the Sixth Amendment to Lease, Seventh Amendment to Lease, Eighth Amendment to Lease, Ninth Amendment to Lease, Tenth Amendment to Lease and this Eleventh Amendment to Lease, Tenant agrees to pay base rental for the Expansion Premises (5,962 square feet) to Landlord during the term as defined in this Eighth Amendment To Lease, payable on or before the first day of each and every month, in advance, in accordance with the following schedule:

         Payment Periods      Monthly Rent      Annual Base Rent   Base Rent/SF
         ---------------      ------------      ----------------   ------------

         7/1/00-6/30/01         $3,485.71           $41,828.50        $12.58
         7/1/01-6/30/02         $3,607.63           $43,291.50        $13.02
         7/1/02-6/30/03         $3,735.08           $44,821.00        $13.48
         7/1/03-09/30/03        $3,865.31           $46,383.75        $13.95

All other terms, provisions and covenants of the Lease Agreement dated January 28, 1992, as further amended, shall remain in full force and effect.

                         (Signatures on following page)

         IN WITNESS WHEREOF, the parties herein have hereto set their hands and seals, in duplicate, the day and year first above written.

                                    "LANDLORD"

                                    KGE ASSOCIATES, L.P.


                                    By:      /s/ Elizabeth Hawkins
                                       -----------------------------------------


                                    Its:
                                        ----------------------------------------

                                    Date:             5/25/01
                                         ---------------------------------------

                                    "TENANT"

                                    TELEMATE.NET SOFTWARE, INC.


                                    By:      /s/  Janet Van Pelt
                                       -----------------------------------------


                                    Its:     CFO
                                        ----------------------------------------

                                    Date:    5/24/01
                                         ---------------------------------------

                                   EXHIBIT "A"

                             LANDLORD'S CONSTRUCTION

TENANT'S PLANS AND SPECIFICATIONS.

Landlord and Tenant, at Landlord's sole cost and expense, subject to provisions of Paragraph 6 hereof, shall cause to be prepared by Landlord's architect and/or designer and/or engineer the following:

         (a) Complete, finished, detailed construction documents and specifications for Tenant's partition layout, ceiling and other installations for the work to be done by Landlord under Paragraph 6 hereof, subject to limitations therein, which shall be prepared by Landlord's architect and/or designer.

         (b) Complete mechanical and electrical plans and specifications where necessary for the installation of air conditioning system and ductwork, heating, electrical, plumping and other engineering plans for the work to be done by Landlord under Paragraph 6 hereof, subject to limitations therein, which shall be prepared by Landlord's architect and/or designer and/or engineer.

         (c) Any subsequent modifications to the construction documents and specifications requested by Tenant.

All such plans and specifications are expressly subject to Landlord's approval and shall comply with all applicable laws, rules, regulations and conditions of Paragraph 6 hereof. Tenant's Plans shall be delivered to Tenant for Landlord's approval on or before ________________ (subject to written modification between the parties). Such approval shall not be unreasonably withheld. If Tenant shall have reasonable grounds for withholding its approval of Tenant's Plans, Tenant, within three (3) business days of receipt of Tenant's Plans, shall provide Landlord with written notice of its disapproval detailing with specificity those aspects of Tenant's Plans which Tenant disapproves. In the event Tenant fails to provide Landlord with written notice within such three (3) business day period, Tenant shall conclusively be deemed to have approved Tenant's Plans. In the event Tenant provides timely written notice of its disapproval of Tenant's Plans, within such three (3) business day period, Landlord shall amend Tenant's Plans accordingly and deliver the amended plans to Tenant for approval. The same procedures as for the original Tenant's Plans shall be applicable to any amendments of Tenant's Plans under the preceding sentences. If Tenant shall fail to approve Tenant's Plans within the times provided in this paragraph, then and in addition to any other rights or remedies of Landlord, at Landlord's option, may terminate this Lease Agreement and/or accelerate by the number of days of such delay the Commencement Date. In addition, Tenant shall reimburse Landlord for any and all expenses, losses, costs and damages suffered by Landlord and caused by such delay. Such option shall not be exercised until at least fifteen
(15) days after the default in question.

         2. Without the prior written consent of Landlord, Tenant shall make no changes in Tenant's Plans after approval thereof.

         3. After approval of Tenant's Plans, Landlord shall obtain from its general contractor and submit to Tenant a quotation of the cost of improvements of the Premises in accordance with Tenant's Plans. Upon written approval of such quotation by Tenant, Landlord and Tenant shall be deemed to have given final approval to Tenant's Plans, including but not limited to a date for completion of the work required thereunder, and Landlord shall be authorized to proceed with the improvements of the Premises in accordance with Tenant's Plans. Failure of Tenant to reasonably approve any such quotation shall abate Landlord's obligation to proceed with any improvements of the Premises, but shall not postpone the Commencement Date by more than seven (7) days.

Tenant's Plans and a quotation of the cost of Tenant's extra work (as hereinafter defined) shall be finally approved by Tenant and Landlord as provided herein no later than __________________. A copy of Tenant's Plans as so finally approved shall be signed and dated by both Tenant and Landlord and delivered to Landlord for its records. A copy of the construction contract for the improvements of the Premises in accordance with approved Tenant's Plans shall be initialed and dated by both Tenant and Landlord and attached to this Lease as an additional exhibit hereto.

LANDLORD'S CONSTRUCTION

Landlord agrees, subject to limitations of Paragraph 6 hereof, at Landlord's sole cost and expense and in conformance with Construction Documents to provide and install the Tenant Improvements substantially in accordance with Tenant's Plans as approved by Landlord and Tenant.

EXTRA WORK

Tenant may request substitutions, additional or extra work and/or materials over and above that required in Paragraph 2(a) hereof and/or under Tenant's Plans approved above (herein called "Extra Work") to be performed by Landlord, provided that the Extra Work, at Landlord's option, (i) shall not require the use of contractors or types of contractors other than those normally engaged by Landlord in the Building; (ii) shall not delay completion of Landlord's Construction or the Commencement Date; (iii) shall be practicable and consistent with existing physical conditions in the Building and with plans for the Building which have been filed with the applicable governmental authorities having jurisdiction thereover; (iv) shall not impair Landlord's ability to perform any of Landlord's obligations hereunder or under this Lease or any other Agreement with respect to space in the Building; and (v) shall not affect any portion of the Building other than the Premises. All Extra Work shall require the installation of new materials and shall be otherwise subject to Landlord's reasonable approval.

         2. Subject to Landlord's written consent, Tenant may request the omission of an item of work required under the approved Tenant's Plans, provided that such omission shall not delay the completion of the Premises, and Landlord thereafter shall not be obligated to install same. No credit shall be granted to Tenant for such omitted items.

PAYMENTS

As costs are incurred and bills are received by Landlord in the performance of Extra Work, Tenant shall make periodic payments to Landlord within ten (10) days after receipt by Tenant of a statement therefore from Landlord.

COOPERATION

All work not within the scope of the normal construction trades employed for the Building, such as the furnishing and installing of draperies, furniture, telephone equipment and wiring, alarm systems, and office equipment, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord's contractors and shall conduct its work in such a manner as to maintain harmonious relations and as not to interfere unreasonably with or delay the work of Landlord's contractors. Tenant shall cause its telephone and alarm contractors to contact Landlord with regard to installation of a telephone system in the Premises within three (3) business days of the date Landlord commences construction of the Premises.

                                   EXHIBIT "C"

KGE Associates, LP ("Landlord") and Telemate.Net Software, Inc., a Georgia corporation ("Tenant"), do each hereby agree and certify to the other that the Term of that certain Eleventh Amendment to Lease between Landlord and Tenant dated April 20, 2000, ("Lease") commenced on the day of May 25, 2000, and will expire on the 30th day of September, 2003, unless extended or sooner terminated as may be provided in the Lease. Tenant hereby acknowledges that it has accepted delivery of the Phase I Premises, containing 3,325 rentable square feet, in "substantially complete" condition as defined in the Lease, and that said Premises are in full compliance with all requirements of the Lease, except for defects of which Tenant gives Landlord notice with reasonable specificity within ten (10) business days from the Commencement Date referenced above.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this instrument under seal as of the 25 day of May, 2000.

ATTEST:                                     LANDLORD: KGE ASSOCIATES, LP


                                            By:     /s/ Elizabeth B. Hawkins
-------------------------                       --------------------------------

                                            Title: Secretary of General Partner
                                                  ------------------------------

                                            Its:
                                                --------------------------------

                                            Date:           5/25/00
                                                 -------------------------------

ATTEST:                                     TENANT:  TELEMATE.NET SOFTWARE, INC.


                                            By:     /s/ Janet Van Pelt
-------------------------                       --------------------------------

                                            Title:           CFO
                                                  ------------------------------

                                            Date:           5/25/00
                                                 -------------------------------
                                                      (Corporate Seal)